UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2023, as part of the Company’s continuing leadership succession plan, the Board of Directors (the “Board”) of Unitil Corporation (the “Company”) appointed each of the persons listed in the following table to the offices set forth opposite such person’s name under the heading “New Position,” effective as of May 1, 2023. Each such person currently holds the office or position set forth opposite such person’s name under the heading “Current Position” and, effective as of May 1, 2023, will step down from any such office or position that is not included in such person’s new position.

Name	Current Position	New Position
Thomas P. Meissner, Jr.	Chairman of the Board, Chief Executive Officer & President	Chairman of the Board and Chief Executive Officer
Robert B. Hevert	Senior Vice President, Chief Financial Officer & Treasurer	President & Chief Administrative Officer
Daniel J. Hurstak	Chief Accounting Officer & Controller	Senior Vice President, Chief Financial Officer & Treasurer
Todd R. Diggins	Director of Finance	Chief Accounting Officer & Controller

In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers is until the first meeting of the Board after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified.

Mr. Meissner (60) has been the Company’s chairman of the Board, chief executive officer and president since April 2018. Mr. Meissner served as the Company’s senior vice president and chief operating officer from June 2005 until April 2018, and as senior vice president, operations, from February 2003 through June 2005. Mr. Meissner joined the Company in 1994 and served as the Company’s director of engineering from 1998 to 2003.

Mr. Hevert (63) has been the Company’s senior vice president, chief financial officer and treasurer since July 2020. Prior to joining the Company, Mr. Hevert most recently served as Partner and Practice Area Leader of Rates, Regulation and Planning at ScottMadden, Inc. (“ScottMadden”) where he practiced since June 2016. Prior to ScottMadden, Mr. Hevert was founder and Managing Partner of Sussex Economic Advisors, LLC from 2012 until it was acquired by ScottMadden in June 2016, and also President of Concentric Energy Advisors, Inc. from 2002 until 2012. Mr. Hevert also served in several senior consulting and management positions prior to 2002. Mr. Hevert is a CFA® Charterholder.

Mr. Hurstak (42) has been the Company’s controller since March 2020, and chief accounting officer since July 2020. Prior to joining the Company, Mr. Hurstak served as vice president, corporate accounting, at Fidelity Investments (“Fidelity”) from June 2016 until February 2020. Prior to Fidelity, Mr. Hurstak was a senior manager at PricewaterhouseCoopers LLP (“PwC”) from September 2009 until May 2016, and also began his career at PwC in September 2001. Mr. Hurstak is a Certified Public Accountant in the Commonwealth of Massachusetts.

Mr. Diggins (48) has been the Company’s director of finance since July 2018, and treasurer of the Company’s subsidiary companies since April 2020. Mr. Diggins also held the positions of corporate accounting manager, senior accountant, as well as several other positions within the Company’s accounting group since joining the Company in May of 1998. Mr. Diggins earned a Bachelor of Science degree in Business Administration from the University of New Hampshire in 1996 and a Masters of Science degree in Finance and Business Administration from the University of Southern New Hampshire in 2007. Mr. Diggins is a Certified Public Accountant in the State of New Hampshire.

In connection with these appointments:

•	the Company did not amend Mr. Meissner’s compensation;

•

the Company amended Mr. Hevert’s compensation (i) to increase his base salary from $394,529 to $450,000; (ii) to increase his target cash award under the Unitil Corporation Management Incentive Plan from 45% to 50% of his base salary; and (iii) to increase the value of his target restricted stock award under the Unitil Corporation Second Amended and Restated 2003 Stock Plan from 70% to 90% of his base salary range midpoint;

•

the Company amended Mr. Hurstak’s compensation (i) to increase his base salary from $260,250 to $311,404; (ii) to increase his target cash award under the Unitil Corporation Management Incentive Plan from 35% to 45% of his base salary; and (iii) to increase the value of his target restricted stock award under the Unitil Corporation Second Amended and Restated 2003 Stock Plan from 45% to 70% of his base salary range midpoint; and

•

the Company amended Mr. Diggins’ compensation (i) to increase his base salary from $189,437 to $231,329; (ii) to increase his target cash award under the Unitil Corporation Management Incentive Plan from 25% to 35% of his base salary; and (iii) to increase the value of his target restricted stock award under the Unitil Corporation Second Amended and Restated 2003 Stock Plan from 15% to 45% of his base salary range midpoint.

Item 7.01	Regulation FD Disclosure

A press release issued by the Company on April 26, 2023, announcing the organizational changes described above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press Release issued by the Company on April 26, 2023 announcing organizational changes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Robert B. Hevert
Robert B. Hevert
Senior Vice President, Chief Financial Officer and Treasurer

Date: April 27, 2023